Exhibit 10.41

vertis

To:	[Named Individual]

From:	Don Roland

Date:	March 3, 2004

Re:	Fiscal Year 2004 EIP

memo

I am pleased to confirm your participation in the Vertis 2004 Executive Incentive Plan.  Your personal EIP target incentive is     % of your base salary as of December 31, 2004.

In 2004, we are implementing a solid business plan focused on revenue generation, margin improvement and operational excellence.  Our strong leadership team is one of our most important strategic advantages. As a member of that team, you set an example of the commitment and leadership that will enable Vertis to meet and exceed our 2004 goals. We are united in our commitment to be world class in everything we do, and in our determination to live the Vertis Vision.

Consistent with our 2004 business plan and the Vertis Vision, we are implementing a single incentive plan for all Vertis EIP participants in 2004.  The plan is based on corporate-wide EBITDA, which must improve significantly as we recover from last year’s significant declines.  This is a change from last year’s plan which had other components in addition to EBITDA.

2004 EBITDA Target

•                                          100% of your EIP incentive will be based on Vertis EBITDA, “Earnings Before Interest, Taxes, Depreciation and Amortization”  before EIP.  The company’s EBITDA target for which you will achieve 100% or your incentive (before EIP) is $224.0 million.

•                                          If Vertis EBITDA for 2004 is 90% of target or below, there will be no EBITDA payout.

•                                          For approximately every 1% of EBITDA achieved over 90%, the plan will pay out 10%, up to 200% maximum at 110.7% of the EBITDA target.

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Our Executive Incentive Plan design aligns with our “One Vertis” concept.  The plan rewards overall achievement through the efforts of the entire leadership team.  As part of that team, you play a major role in influencing others and in ensuring the company’s success.  Thank you for your commitment to our vision and for your diligence in working toward our goals.

2004 Plan Payout Chart:

EBITDA Component
Attainment to Goal	% Payout
90.0%	0%
90.9%	10%
91.9%	20%
92.8%	30%
93.7%	40%
94.6%	50%
95.7%	60%
96.8%	70%
97.9%	80%
98.9%	90%
100.0%	100%
101.1%	110%
102.1%	120%
103.2%	130%
104.3%	140%
105.4%	150%
106.4%	160%
107.5%	170%
108.6%	180%
109.6%	190%
110.7%	200%